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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer

Social security numbers have nine digits separated by two hyphens, i.e. 000-00-0000.
Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000.

        The table below will help determine the number to give the payer.

	For this type of account		Give the SOCIAL SECURITY number of

1.	An individual's account		The individual

2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Husband and wife (joint account)		The actual owner of the account, or if joint funds, either person(1)

4.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)

5.	Adult and minor (joint account)		The adult or, if the minor is the only contributor, the minor(1)

6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person		The ward, minor, or incompetent person(3)

7.	a.	A revocable savings trust account (in which grantor is also trustee)	a.	The grantor trustee
	b.	Any "trust" account that is not a legal or valid trust under State law	b.	The actual owner

8.	Sole proprietorship account		The owner(4)

9.	A valid trust, estate, or pension trust		The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(5)

10.	Corporate account		The corporation

11.	Religious, charitable or educational organization account		The organization

12.	Partnership account held in the name of the business		The partnership

13.	Association, club, or other tax-exempt organization		The organization

14.	A broker or registered nominee		The broker or nominee

15.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments		The public entity

(1)
List first and circle the name of the person whose number you furnish.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
Circle the ward, minor or incompetent person's name and furnish such person's social security number.

(4)
Show the individual name of the owner. The business or DBA name may be added under 2'Business name."

(5)
List first and circle the name of the legal trust, estate or pension trust.

Note:
If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

        If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for business and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

        To complete Substitute Form W-9 if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding

        Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

        Payees specifically exempted from backup withholding include the following:

  •
  A corporation.

  •
  A financial institution.

  •
  An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

  •
  The United States or any agency or instrumentality thereof.

  •
  A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

  •
  A foreign government or a political subdivision, agency or instrumentality thereof.

  •
  An international organization or any agency or instrumentality thereof.

  •
  A registered dealer in securities or commodities registered in the United States or a possession of the United States.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under section 584(a).

  •
  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A foreign central bank of issue.

  •
  A nonresident alien subject to withholding under section 1441.

        Exempt payees described above should still file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.

        Privacy Act Notices—Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the number whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9